Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Registration Statement on Form S-1 of our report dated March 9, 2016, relating to the consolidated financial statements of FSB Community Bankshares, Inc. and Subsidiary as of and for the years ended December 31, 2015 and 2014. We also consent to the reference of our firm under the heading “Experts” in the Registration Statement on Form S-1.

/s/ BONADIO & CO., LLP

Bonadio & Co., LLP

Syracuse, New York

May 5, 2016